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Biogen Idec Response to Icahn Proposal Spring 2009

Forward Looking and Proxy Solicitation Statements This presentation includes forward looking statements about the cross therapeutic opportunities for our products and the consequences of a breakup at Biogen Idec Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those that we express or imply, including our continued dependence on our two principal products, AVONEX(r) and RITUXAN(r), the uncertainty of success in commercializing other products including TYSABRI(r), the occurrence of adverse safety events with our products, competitive pressures, changes in the availability of reimbursement for our products, our dependence on collaborations over which we may not always have full control, failure to execute our growth initiatives, possible adverse impact of government regulation, problems with our manufacturing processes and our reliance on third parties, the impact of the global credit crisis, the market, interest and credit risks associated with our portfolio of marketable securities, our significant investment in a manufacturing facility currently under development, our ability to attract and retain qualified personnel, the risks of doing business internationally, the actions of activist shareholders, fluctuations in our operating results, our ability to protect our intellectual property rights and the cost of doing so, product liability claims, fluctuations in our effective tax rate, our level of indebtedness, environmental risks, aspects of our corporate governance and collaborations and the other risks and uncertainties that are described in Item 1.A. Risk Factors in our annual report on Form 10-K and in other reports we file with the SEC. These forward-looking statements speak only as of the date of this presentation, and we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. On April 27, 2009, Biogen Idec filed a definitive proxy statement with the Securities and Exchange Commission (the "SEC") in connection with the Company's 2009 Annual Meeting. Biogen Idec's stockholders are strongly advised to read the definitive proxy statement carefully before making any voting or investment decision because the definitive proxy statement contains important information. The Company's proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC's web site at www.sec.gov or from Biogen Idec at http://investor.biogenidec.com. The Company's definitive proxy statement and other materials will also be available for free by writing to Biogen Idec Inc., 14 Cambridge Center, Cambridge, MA 02142 or by contacting our proxy solicitor, Innisfree M&A Incorporated, by toll-free telephone at (877) 750-5836.

Icahn's Proposal Is Another Attempt To Pursue His Goal to Sell The Company Icahn Biogen Idec Investor Presentation What does his plan do to truly enhance shareholder value? How would he operationalize the separation? - Icahn's plan would require the creation of complicated and potentially burdensome bilateral agreements between the two companies How will he reduce overhead spending, as he suggests, while creating two separate companies, sets of infrastructure, etc.? How will he drive future growth? Breaking up Biogen Idec in order to facilitate a sale is not, in itself, a business strategy

Icahn's Proposal Would Destroy Shareholder Value on Multiple Fronts 13 Icahn's proposed breakup will not make the company a more attractive acquisition candidate It creates significant operational inefficiencies It will impose meaningful direct and indirect costs on the organization, including potentially significant tax leakage It eliminates cross therapeutic opportunities It undermines the Company's strategic focus It fails to unlock "trapped value" ? ? ? ? ? ?

A Breakup Will Not Facilitate a Sale of All or Part of the Company 13 "Separating Biogen assets will enhance shareholder value as management focus should improve and disparate assets appeal to buyers" - Icahn Presentation, May 11 2009 ? Biogen Idec's Approach Today We are open to any credible acquisition proposals We unilaterally waived standstill agreements with participants in the 2007 sale process We terminated our "poison pill" A breakup is not required to attract suitors, as potential buyers can always seek to acquire specific assets if desired. Biogen Idec is a valuable fully-integrated biopharmaceutical company with; World-class biologics manufacturing Robust Pipeline Core Discovery Research Platform Global Commercial Infrastructure Issues with Icahn's Proposal Likely only 1 buyer for Cancer Focused Co. so unlikely to get a takeout premium Having a perpetual "for sale" sign is detrimental to employee morale, recruiting senior staff and business development opportunities Could incur significant tax leakage in a sale scenario if either company sold in near term Many R&D collaboration agreements likely not to be transferable

A Breakup Would Create Significant Operational Inefficiencies 13 Nullifies scale advantages; Ability to compete for business development opportunities Global Clinical Operations infrastructure Global commercial capabilities Protein design and process development Large molecule manufacturing capability Creates cost structure similar to companies focused on one therapeutic area such as Celgene and Cephalon R&D as a % of Sales Could Increase by ~4% SG&A as a % of Sales Could Increase by ~14% ? Strategy is inconsistent with Board's commitment to cost containment

A Breakup Would Incur Meaningful Direct and Indirect Financial Costs 13 Increases redundant efforts among many divisions of the business (HR, Administrative, Legal, Finance, Business Development, etc.) Effectively eliminates synergies realized after the 2003 merger Operations Potential credit rating downgrade - potential impact on cost of capital Each individual company will have greater product concentration and reduced cash flows Access to Capital Smaller resulting companies would have less access to credit markets and cost of debt would increase ?

14 A Breakup Would Eliminate Cross Therapeutic Opportunities ? Our core science / biology has application across a broad range of therapeutic areas BG-12 HSP90 Neurology Oncology Immunology Note: Rituxan includes Ocrelizumab Limited strategic logic for Break-Up

Product Diversity is Key for Large Cap Biotechnology Companies 13 Several of our peers that Icahn compares us to in his filing are multi-therapy and multi- product companies: Biogen Amgen Celgene Genentech Genzyme Gilead Therapeutic Areas Oncology Neurology Hematology Inflammation Immunology Oncology Oncology Immunology Tissue Repair Genetics Oncology Renal Biosurgery Immunology Cardiovascular Respiratory Liver Disease Lead Products Rituxan Avonex Tysabri Neupogen Epogen Aranesp Enbrel Neulasta Revlimid Thalomid Vidaza Avastin Herceptin Rituxan Tarceva Xolair Lucentis Cerezyme Fabrazyme Renagel Truvada Atripla Viread ? Strategy is to follow the science to areas of high unmet medical need into specialty markets

A Breakup Does Nothing to Unlock Trapped Value 13 Biogen Idec is a pure model: specialty biopharmaceutical Our research touches multiple therapeutic areas scientists collaborate across them Benefit from significant product technology synergies Splitting the company will neither drive cost savings nor fuel growth Shareholder value can be created by: Accelerating TYSABRI growth; Extending our Core Products; Advancing our pipeline and; Leveraging our cash balance Wall Street Potential of Business AVONEX 19 19 RITUXAN 10 12 TYSABRI 4 11 Pipeline / Other 5 26 Net Cash 8 8 Value Creation Illustrative Valuation by Parts The way to unlock value is to execute on our plan ?

Drivers of Shareholder Value 13 Leverage Excess Cash in a Disciplined Manner Extend AVONEX and RITUXAN through Lifecycle Management Accelerate TYSABRI Growth Advance Our Robust Pipeline SHAREHOLDER VALUE

GAAP to non-GAAP Reconciliation Diluted EPS and Net Income Attributable to Biogen Idec Inc Notes: The non-GAAP financial measures presented in this table are utilized by Biogen Idec management to gain an understanding of the comparative financial performance of the Company. Our non-GAAP financial measures are defined as reported, or GAAP, values excluding (1) purchase accounting and merger- related adjustments, (2) stock option expense and the cumulative effect of an accounting change relating to the initial adoption of SFAS No. 123R and (3) other items. Our management uses these non-GAAP financial measures to establish financial goals and to gain an understanding of the comparative financial performance of the Company from year to year and quarter to quarter. Accordingly, we believe investors' understanding of the Company's financial performance is enhanced as a result of our disclosing these non-GAAP financial measures. Non-GAAP net income attributable to Biogen Idec Inc and non-GAAP diluted EPS should not be viewed in isolation or as a substitute for reported, or GAAP, net income attributable to Biogen Idec Inc and diluted EPS. The GAAP figures reflect: * 2004 and beyond - the combined Biogen Idec * 2003 - a full year of IDEC Pharmaceuticals and 7 weeks of the former Biogen, Inc. (for the period 11/13/03 through 12/31/03) Numbers may not foot due to rounding. Source: Biogen Idec Annual Reports, 10-K filings and earnings press releases (FY 2004- 2008).